INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT (this "AGREEMENT") is made May ____, 1996 between Cardiopulmonary Corp., a Delaware corporation (the "COMPANY"), and __________________________ (collectively with such person's heirs, executors, administrators and other personal representatives, the "INDEMNITEE"), an officer, director, employee or agent of the Company.

     WHEREAS, the Indemnitee is currently serving as an officer or director of the Company and the Company wishes the Indemnitee to continue in such capacity; and

     WHEREAS, the Board of Directors has concluded that the Company's officers, directors, employees and agents should be provided with reasonable and appropriate protection against inordinate risks in order to insure that the most capable persons will be attracted to, and will continue to serve in, such positions, and therefore has determined to contractually obligate itself to indemnify in a reasonable and adequate manner its officers and directors and certain of its employees and agents, and to assume for itself liability for expenses and damages in connection with claims lodged against such persons as a result of their service to the Company;

     WHEREAS, applicable law empowers corporations to indemnify a person who serves as an officer, director, employee or agent of the corporation or a person who serves at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise; and

     WHEREAS, in order to induce the Indemnitee to serve or continue to serve as an officer or director of the Company, the Company has determined and agreed to enter into this Agreement with the Indemnitee.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

     1. SERVICE BY INDEMNITEE. The Indemnitee will serve and/or continue to serve as an officer or director of the Company faithfully and to the best of his or her ability so long as the Indemnitee is duly elected or qualified in accordance with the Bylaws of the Company or until such time as the Indemnitee tenders his or her resignation in writing. The Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue the Indemnitee in any such position. Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ or other service of the Company or affect the right of the Company to terminate the Indemnitee's employment or other service at any time in the sole discretion of the Company, with or without cause.


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     2. INDEMNIFICATION. The Company shall indemnify the Indemnitee and hold the
Indemnitee harmless against any judgments, penalties, fines, amounts paid in settlement and Expenses (as hereinafter defined) incurred in connection with any actual or threatened Proceeding (as hereinafter defined) to the full extent permitted by the Company's Certificate of Incorporation (the "CERTIFICATE"), By-Laws (the "BY-LAWS") and the Delaware General Corporation Law as in effect on the date hereof and to such greater extent as the Delaware General Corporation Law may hereafter from time to time permit ("DELAWARE LAW"), and shall advance to Indemnitee Expenses incurred in connection therewith as such expenses are incurred. It is the intent of the Company to indemnify Indemnitee hereunder to the same extent as such person would be indemnified under the Certificate and Delaware Law if he or she were an officer or director of the Company, whether or not Indemnitee is serving as such. "PROCEEDING" includes, without limitation, any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, whether by a third party, by or in the right of the Company or by Indemnitee to enforce any rights under this Agreement or otherwise against the Company or its affiliates. The right to indemnification or advancement of Expenses under this Agreement is intended to be retroactive and shall be available with respect to Proceedings which relate to events occurring prior to the date of this Agreement.

     3. INTERIM EXPENSES. Expenses (including reasonable attorneys' fees) incurred by Indemnitee in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which Indemnitee may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company hereunder. "EXPENSES" means all reasonable attorneys' fees and expenses, retainers, court costs, transcript costs, duplicating costs, fees of experts, fees of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage and delivery fees, service fees, all other costs and expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

     4. FAILURE TO INDEMNIFY. (a) If a claim under this Agreement, under any statute, or under any provision of the Certificate or By-Laws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, Indemnitee shall also be entitled to be paid for Indemnitee's reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with successfully establishing the right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company.

     (b) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or

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proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under Delaware Law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of Interim Expenses pursuant to Section 3 of this Agreement unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.

         5. CERTAIN AGREEMENTS OF INDEMNITEE. (a) Indemnitee agrees to do all things reasonably requested by the Board of Directors of the Company to enable the Company to coordinate Indemnitee's defense with, if applicable, the Company's defense; provided, however, that Indemnitee shall not be required to take any action that would in any way prejudice his or her defense or waive any defense or position available to him or her in connection with any action;

     (b) Indemnitee agrees to do all things reasonably requested by the Board of Directors of the Company to subrogate to the Company any rights of recovery (including rights to insurance or indemnification from persons other than the Company) which Indemnitee may have with respect to amounts paid by the Company with respect to any action;

     (c) Indemnitee agrees to be represented in any action by a law firm selected by the Company; provided however, that Indemnitee shall have the right to employ his or her counsel in any Proceeding, but the Expenses of such counsel shall be borne by the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee reasonably shall have concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the Indemnitee) or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the Expenses of counsel shall be borne by the Company; and

     (d) Indemnitee agrees to cooperate with the Company and its counsel and maintain any confidences revealed to him or her by the Company in connection with the Company's defense of any action. The Company agrees to cooperate with Indemnitee and his or her counsel and maintain any confidences revealed to it by Indemnitee in connection with Indemnitee's defense of any action.

     6. SUCCESSORS. This Agreement establishes contract rights which shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

     7. CONTRACT RIGHTS NOT EXCLUSIVE. The contract rights conferred by this Agreement shall be in addition to, but not exclusive of, any other right which Indemnitee may have or may hereafter acquire under any statute, provision of the Certificate or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

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     8. INDEMNITEE'S OBLIGATIONS. Indemnitee shall advise the Company in writing upon being notified of the institution of any investigation, claim, action, suit, or proceeding which is or may be subject to this Agreement and generally keeps the Company informed of, and consult with the Company with respect to, the status of any such investigation, claim, action, suit or proceeding; provided, however, that the failure to comply with this Section 8 shall not affect Indemnitee's entitlement to indemnification or other payments hereunder unless such failure to comply materially adversely affects the ability of the Company to defend such investigation, claim, action, suit or proceeding.

     9. SEVERABILITY. Should any provision or paragraph of this Agreement, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions, paragraphs and clauses of this Agreement shall remain fully enforceable and binding on the parties.

     10. CHOICE OF LAW. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

     11. CONTINUATION OF INDEMNIFICATION. The indemnification under this Agreement shall continue as to Indemnitee even though he or she may have ceased to be an officer, director, employee and/or agent of the Company and shall inure to the benefit of the heirs and personal representatives of the Indemnitee. The Company acknowledges that, in providing services to the Company, Indemnitee is relying on this Agreement. Accordingly, the Company agrees that its obligations hereunder will survive (a) any actual or purported termination of this Agreement by the Company or its successors or assigns whether by operation or law or otherwise, (b) any change in the Certificate or By-Laws and (c) termination of the Indemnitee's services to the Company (whether such services were terminated by the Company or the Indemnitee), whether or not a claim is made or an action or Proceeding is threatened or commenced before or after the actual or purported termination of this Agreement, change in the Certificate or By-Laws or termination of Indemnitee's services.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                            ------------------------------------
                                            Indemnitee

                                            CARDIOPULMONARY CORP.

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

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